SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 15, 2005

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 15, 2005, the Board of Directors of Dendrite International, Inc. (the “Board”) approved certain amendments to the Dendrite International, Inc. New Hire Authorization (the “New Hire Plan”), including an expansion of the type of awards available under the New Hire Plan to include restricted stock and other equity awards and an increase by 1,500,000 in the number of authorized shares available under the New Hire Plan.  The New Hire Plan as amended is attached as Exhibit 10.1 to this report.

Item 9.01               Financial Statements and Exhibits

c.             Exhibits.

10.1         The Dendrite International, Inc. New Hire Authorization, as amended.

10.2         New Hire Authorization - Form of Notice of Stock Option Award; Nonqualified Stock Option Agreement

10.3         New Hire Authorization - Forms of Restricted Stock [Units] Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: September 21, 2005	By:	CHRISTINE A. PELLIZZARI
	Name:	Christine A. Pellizzari
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Title

10.1	The Dendrite International, Inc. New Hire Authorization, as amended
10.2	New Hire Authorization - Form of Notice of Stock Option Award; Nonqualified Stock Option Agreement
10.3	New Hire Authorization - Forms of Restricted Stock [Units] Agreement